                                                                      Exhibit 3

                      AGREEMENT AND PLAN OF REORGANIZATION


         This Agreement and Plan of Reorganization ("the Agreement"), dated as of the 25th day of July, 2000, by and between American Risk Management Group, Inc., a Florida corporation ("ARMG") and The Comprehensive Medical Group, Ltd., a New Jersey corporation ("CMG") and the shareholders of CMG ("Shareholders"), with reference to the following:

                  A. ARMG is a Florida corporation organized on August 17, 1992. ARMG has capital of (a) 50,000,000 authorized shares of Common Stock, $.001 par value, of which 35,988,000 shares were issued and outstanding on a fully diluted basis as of July 21, 2000; and (b) 30,000,000 authorized shares of Preferred Stock, of which 0 shares were issued and outstanding as of July 21, 1999.

                  B. Following the transaction with CMG set forth herein, ARMG will have a total of 3,000,000 shares of Preferred Convertible Series A Stock issued and outstanding.

                  C. CMG is a privately held corporation organized under the laws of the State of New Jersey on June 18, 1999.

                  D. The respective Boards of Directors of ARMG and CMG have deemed it advisable and in the best interests of ARMG and CMG that CMG be acquired by ARMG, pursuant to the terms and conditions set forth in this Agreement.

                  E. ARMG and CMG intend to enter into this Agreement which provides among other things that all of the outstanding shares of CMG be acquired by ARMG, in exchange for shares of ARMG and such additional items as more fully described in the Agreement.

                  F. The parties desire the transaction to qualify as a tax free reorganization under Section 368 (a)(1)(B) of the Internal Revenue Code of 1986, as amended.

         NOW, THEREFORE, the parties hereto agree as follows:


                                    ARTICLE 1
                                 THE TRANSACTION


          1.01 At the Closing, a total of 100 shares of Series A Common Stock, which represents all of the outstanding shares of CMG shall be acquired by ARMG in exchange for 3,000,000 shares of restricted ARMG Preferred Convertible Series A Stock ("ARMG PREFERRED STOCK"). The shares of ARMG Preferred Stock to be issued in this transaction shall be issued as set forth in EXHIBIT A to this

Agreement. The 3,000,000 shares of ARMG Preferred Stock shall have piggyback registration rights, which shall be subject to customary underwriter cutback provisions. All of the restricted shares of ARMG Preferred Stock will be subject to lock-up agreements as set forth in EXHIBIT B, as follows: (i) 1,000,000 million shares will be subject to a 6 month lock-up agreement; (ii) 1,000,000 shares will be subject to a 12 month lock-up agreement; and (iii) 1,000,000 shares will be subject to an 18 month lock-up agreement. The term of each lock-up agreement shall commence on the Closing date of this Agreement..

         1.02 At the Closing, the CMG shareholders will deliver certificates for the outstanding shares of CMG, duly endorsed so as to make ARMG the sole holder thereof, free and clear of all claims and encumbrances and ARMG shall deliver a transmittal letter directed to the transfer agent of ARMG directing the issuance of shares to the shareholders of CMG as set forth on EXHIBIT A of this Agreement.

         1.03 Following the reorganization there will be a total of 3,000,000 shares of Preferred Convertible Series A stock, $.001 par value, issued and outstanding in ARMG.

         1.04 Following the reorganization, CMG will be a wholly owned subsidiary of ARMG.


                                    ARTICLE 2
                                   THE CLOSING

         2.01 The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place on or before July 31, 2000 (the "Closing Date") or at such other date and time as may be agreed to in writing by the parties hereto.


                                    ARTICLE 3
                     REPRESENTATIONS AND WARRANTIES OF ARMG

         ARMG hereby represents and warrants to CMG as follows:

         3.01 ARMG shall deliver to CMG, on or before Closing, each of the following:

         (a) Financial Statements. Audited financial statements of ARMG including, but not limited to, balance sheets and profit and loss statements from fiscal year end 1998, 1999, and unaudited financial statements through March 31, 2000, prepared in accordance with generally accepted accounting principles and which fairly present the financial condition of ARMG at the dates thereof. (Schedule A)

         (b) Property. An accurate list and description of all property, real or personal, owned by ARMG of a value equal to or greater than $1,000.00. (Schedule
B)

         (c) Liens and Liabilities. A complete and accurate list of all material liens, encumbrances, easements, security interests or similar interests in or on any of the assets listed on Schedule A. (Schedule C) A complete and accurate list of all debts, liabilities and obligations of ARMG incurred or owing as of the date of this Agreement. (Schedule C.1)

         (d) Leases and Contracts. A complete and accurate list describing all material terms of each lease (whether of real or personal property) and each contract, promissory note, mortgage, license, franchise, or other written agreement to which ARMG is a party, which involves or can reasonably be expected to involve, aggregate future payments or receipts by ARMG (whether by the terms of such lease, contract, promissory note, license, franchise or other written agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay same) of $5,000.00 or more annually during the twelve month period ended December 31, 1999, or any consecutive twelve month period thereafter, except any of said instruments which terminate or may be cancelled without penalty during such twelve month period. (Schedule D)

         (e) Loan Agreements. Complete and accurate copies of all loan agreements and other documents with respect to obligations of ARMG for the repayment of borrowed money.
(Schedule E)

         (f) Consents Required. A complete list of all agreements wherein consent to the transaction herein contemplated is required to avoid a default thereunder; or where notice of such transaction is required at or subsequent to closing, or where consent to an acquisition, consolidation, or sale of all or substantially all of the assets is required to avoid a default thereunder. (Schedule F)

         (g) Articles and Bylaws. Complete and accurate copies of the Certificate and Articles of Incorporation and Bylaws of ARMG together with all amendments thereto to the date hereof.
(Schedule G)

         (h) Shareholders. A complete list of all persons or entities holding capital stock of ARMG or any rights to subscribe for, acquire, or receive shares of the capital stock of ARMG (whether warrants, calls, options, or conversion rights), including copies of all stock option plans whether qualified or nonqualified, and other similar agreements. (Schedule H)

         (i) Officers and Directors. A complete and current list of all Officers and Directors of ARMG. (Schedule I)

         (j) Salary Schedule. A complete and accurate list (in all material respects) of the names, job descriptions and the current salary rate for each present employee of ARMG who received $5,000.00 or more in aggregate compensation from ARMG whether in salary, bonus or otherwise, during the year 1999, or who is presently scheduled to receive from ARMG a salary in excess of $5,000.00 during the year ending December 31, 2000, including in each case the amount of compensation received or scheduled to be received, and a schedule of the hourly rates of all other employees listed according to departments. (Schedule J)

         (k) Litigation. A complete and accurate list (in all material respects) of all material civil, criminal, administrative, arbitration or other such proceedings or investigations (including without limitations unfair labor practice matters, labor organization activities, environmental matters and civil rights violations) pending or, to the knowledge of ARMG threatened, which may materially and adversely affect ARMG. (Schedule K)

         (l) Tax Returns. Accurate copies of all Federal and State tax returns for ARMG for the 1998 fiscal year. (Schedule L)

         (m) Jurisdictions Where Qualified. A list of all jurisdictions wherein ARMG is qualified to do business and is in good standing. (Schedule M)

         (n) Subsidiaries. A complete list of all subsidiaries of ARMG. (Schedule N) The term "Subsidiary" or "Subsidiaries" shall include corporations, unincorporated associations, partnerships, joint ventures, or similar entities in which ARMG has an interest, direct or indirect.

         (o) Union Matters. An accurate list and description (in all material respects) of all union contracts and collective bargaining agreements of ARMG, if any. (Schedule O)

         (p) Employee and Consultant Contracts. A complete and accurate list of all employee and consultant contracts which ARMG may have, other than those listed in the schedule on Union Matters. (Schedule P)

         (q) Employee Benefit Plans. Complete and accurate copies of all salary, stock options, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, disability, death benefit or other benefit plans, trust agreements or arrangements of ARMG in effect on the date hereof or to become effective after the date thereof, together with copies of any determination letters issued by the Internal Revenue Service with respect thereto.
(Schedule Q)

         (r) Insurance Policies. A complete and accurate list (in all material respects) and a description of all material insurance policies naming ARMG as an insured or beneficiary or as a loss payable payee or for which ARMG has paid all or part of the premium in force on the date hereof, specifying any notice or other information possessed by ARMG regarding possible claims thereunder, cancellation thereof or premium increases thereon, including any policies now in effect naming ARMG as beneficiary covering the business activities of ARMG. (Schedule R)

         (s) Customers. A complete and accurate list (in all material respects) of the customers of ARMG, including presently effective contracts of ARMG to be assigned to ARMG, accounting for the principle revenues of ARMG, indicating the dollar amounts of gross income of each such customer for the period ended December 31, 1999. (Schedule S)

         (t) Licenses and Permits. A complete list of all licenses, permits and other authorizations of ARMG. (Schedule T)

         (u) Completed or Pending Deals. A complete and accurate list of all completed or pending note deals wherein any security of ARMG may be converted from debt and warrants into stock of ARMG, including a description of the debt and warrants. (Schedule U)

         3.02 Organization, Standing and Power. ARMG is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida with all requisite corporate power to own or lease its properties and carry on its businesses as are now being conducted.

         3.03 Qualification. ARMG is duly qualified and is licensed as a foreign corporation authorized to do business in each jurisdiction wherein it conducts its business operations. Such jurisdictions, which are the only jurisdictions in which ARMG is duly qualified and licensed as a foreign corporation, are shown in Schedule O.

         3.04 Capitalization of ARMG. The authorized capital stock of ARMG consists of (a) 50,000,000 authorized shares of Common Stock, $.001 par value, of which the only shares to be issued and outstanding are the shares issued to shareholders listed on Schedule H, which shares were duly authorized, validly issued and fully paid and nonassessable; and (b) 30,000,000 authorized shares of Preferred Stock, of which 0 shares were issued and outstanding as of July 21, 2000. There are no preemptive rights with respect to the ARMG stock.

         3.05 Authority. The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate actions, including but not limited to duly and validly authorized action and approval by the Board of Directors, on the part of ARMG. This Agreement constitutes the valid and binding obligation of ARMG enforceable against it in accordance with its terms, subject to the principles of equity applicable to the availability of the remedy of specific performance. This Agreement has been duly executed by ARMG and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of ARMG's Certificate and Articles of Incorporation or Bylaws or of any other agreement, court order or instrument to which ARMG is a party or bound by.

         3.06 Absence of Undisclosed Liabilities. ARMG has no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which were not reflected on the financial statements set forth in Schedule A or otherwise disclosed in this Agreement or any of the Schedules or Exhibits attached hereto. As of the Closing, ARMG shall have no assets or liabilities other than those resulting from the acquisition of CMG and those resulting from the limited offering.

         3.07 Absence of Changes. Since March 31, 2000 there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or business of ARMG, except for changes resulting from completion of those transactions described in Section 5.01.

         3.08 Tax Matters. All taxes and other assessments and levies which ARMG is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by ARMG in separate bank accounts for such payment or are represented by depository receipts, and all such withholdings and collections and all other payments due in connection therewith (including, without limitation, employment taxes, both the employee's and employer's share) have been paid over to the government or placed in a separate and segregated bank account for such purpose. There are no known deficiencies in income taxes for any periods and further, the representations and warranties as to absence of undisclosed liabilities contained in Section 3.06 includes any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, state, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by ARMG income or business prior to the Closing Date.

         3.09 Options, Warrants, etc. Except as otherwise described in Schedule H, there are no outstanding options, warrants, calls, commitments or agreements of any character to which ARMG or its shareholders are a party or by which ARMG or its shareholders are bound, or are a party, calling for the issuance of shares of capital stock of ARMG or any securities representing the right to purchase or otherwise receive any such capital stock of ARMG.

         3.10 Title to Assets. Except for liens set forth in Schedule C, ARMG is the sole unconditional owner of, with good and marketable title to, all assets listed in the schedules as owned by it and all other property and assets are free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever.

         3.11 Agreements in Force and Effect. Except as set forth in Schedules D and E, all material contracts, agreements, plans, promissory notes, mortgages, leases, policies, licenses, franchises or similar instruments to which ARMG is a party are valid and in full force and effect on the date hereof, and ARMG has not breached any material provision of, and is not in default in any material respect under the terms of, any such contract, agreement, plan, promissory note, mortgage, lease, policy, license, franchise or similar instrument which breach or default would have a material adverse effect upon the business, operations or financial condition of ARMG.

         3.12 Legal Proceedings, Etc. Except as set forth in Schedule K, there are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or, to the knowledge of either ARMG or the shareholders thereof, threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the assets, properties, business or income of ARMG. ARMG has substantially complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.

         3.13 Governmental Regulation. To the knowledge of ARMG and except as set forth in Schedule K, ARMG is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, operations or financial condition of ARMG.

         3.14 Accuracy of Information. No representation or warranty by ARMG contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to CMG pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Schedules and exhibits hereto) contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

         3.15 Subsidiaries. Except as listed in Schedule P, ARMG does not have any other subsidiaries or own capital stock representing ten percent (10%) or more of the issued and outstanding stock of any other corporation.

         3.16 Consents. Except as listed in Schedule F, no consent or approval of, or registration, qualification or filing with, any governmental authority or other person is required to be obtained or accomplished by ARMG or any shareholder thereof in connection with the consummation of the transactions contemplated hereby.

         3.17 Improper Payments. Neither ARMG, nor any person acting on behalf of ARMG, has made any payment or otherwise transmitted anything of value, directly or indirectly, to (a) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of ARMG, (b) any customer, supplier or competitor of ARMG or employee of such customer, supplier or competitor, for the purpose of obtaining, retaining or directing business for ARMG, or (c) any political party or any candidate for elective political office nor has any fund or other asset of ARMG been maintained that was not fully and accurately recorded on the books of account of ARMG.

         3.18 Copies of Documents. ARMG has made available for inspection and copying by CMG and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all documents which it has filed with the Securities and Exchange Commission and all other governmental agencies which are material to the terms and conditions contained in this Agreement. Furthermore, all filings by ARMG with the Securities and Exchange Commission, and all other governmental agencies, including but not limited to the Internal Revenue Service, have contained information which is true and correct, to the best knowledge of the Board of Directors of ARMG, in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the financial condition or operations of ARMG or adversely effect the objectives of this Agreement.


                                    ARTICLE 4
                        REPRESENTATIONS AND WARRANTIES OF
                        COMPREHENSIVE MEDICAL GROUP, LTD.

         CMG hereby represents and warrants to ARMG as follows:

         4.01 CMG shall deliver to ARMG, on or before Closing, the following:

         (a) Financial Statements. Unaudited financial statements from inception to June 30, 2000 prepared in accordance with generally accepted accounting principles and which fairly present the financial condition of CMG at the dates thereof. (Schedule AA)

         (b) Property. An accurate list and description of all property, real or personal owned by CMG of a value equal to or greater than $1,000.00. (Schedule
BB)

         (c) Liens and Liabilities. A complete and accurate list of all material liens, encumbrances, easements, security interests or similar interests in or on any of the assets listed on Schedule BB. (Schedule CC) A complete and accurate list of all debts, liabilities and obligations of CMG incurred or owing as of the date of this Agreement. (Schedule CC.1)

         (d) Leases and Contracts. A complete and accurate list describing all material terms of material leases (whether of real or personal property) and each contract, promissory note, mortgage, license, franchise, or other written agreement to which CMG is a party which involves or can reasonably be expected to involve aggregate future payments or receipts by CMG (whether by the terms of such lease, contract, promissory note, license, franchise or other written agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay same) of $5,000.00 or more annually during the 12 month period ended December 31, 1999 or any consecutive twelve month period thereafter, except any of said instruments which terminate or are cancelable without penalty during such twelve month period. (Schedule DD)

         (e) Loan Agreements. Complete and accurate copies of all loan agreements and other documents with respect to obligations of CMG for the repayment of borrowed money.
(Schedule EE)

         (f) Consents Required. A complete list of all agreements wherein consent to the transaction herein contemplated is required to avoid a default thereunder; or where notice of such transaction is required at or subsequent to closing, or where consent to an acquisition, consolidation, or sale of all or substantially all of the assets is required to avoid a default thereunder. (Schedule FF)

         (g) Articles and Bylaws. Complete and accurate copies of the Articles of Incorporation and Bylaws of CMG, together with all amendments thereto to the date hereof. (Schedule GG)

         h) Shareholders. A complete list of all persons or entities holding capital stock of CMG or any rights to subscribe for, acquire, or receive shares of the capital stock of CMG (whether warrants, calls, options, or conversion rights), including copies of all stock option plans whether qualified or nonqualified, and other similar agreements. (Schedule HH)

         (i) Officers and Directors. A complete and current list of all officers and Directors of CMG. (Schedule II)

         (j) Salary Schedule. A complete and accurate list (in all material respects) of the names, job descriptions and the current salary rate or each present employee of CMG who received $5,000 or more in aggregate compensation from CMG whether in salary, bonus or otherwise, during the year 1999, or who is presently scheduled to receive from CMG a salary in excess of $5,000.00 during the year ending December 31, 2000, including in each case the amount of compensation received or scheduled to be received, and a schedule of the hourly rates of all other employees listed according to departments. (Schedule JJ)

         (k) Litigation. A complete and accurate list (in all material respects) of all material civil, criminal, administrative, arbitration or other such proceedings or nvestigations (including withoutlimitations unfair labor practice matters, labor organization activities, environmental matters and civil rights violations) pending or, to the knowledge of CMG threatened, which may materially and adversely affect CMG. (Schedule KK)

         l) Tax Returns. Accurate copies of all Federal and State tax returns for CMG, if any. (Schedule LL)

         (m) Agency Reports. Copies of all material reports or filings (and a list of the categories of reports or filings made on a regular basis) made by CMG under ERISA, EEOC, FDA and all other governmental agencies (federal, state or local). (Schedule MM)

         (n) Banks. A true and complete list (in all material respects), as of the date of this Agreement, showing (1) the name of each bank in which CMG has an account or safe deposit box, and (2) the names and addresses of all signatories. (Schedule NN)

         (o) Jurisdictions Where Qualified. A list of all jurisdictions wherein CMG is qualified to do business and is in good standing. (Schedule OO)

         (p) Subsidiaries. A complete list of all subsidiaries of CMG. (Schedule
PP) The term "Subsidiary" or "Subsidiaries" shall include corporations, unincorporated associations, partnerships, joint ventures, or similar entities in which CMG has an interest, direct or indirect.

         (q) Union Matters. An accurate list and description (in all material respects of union contracts and collective bargaining agreements of CMG, if any. (Schedule QQ)

         (r) Employee and Consultant Contracts. A complete and accurate list of all employee and consultant contracts which CMG may have, other than those listed in the schedule on Union Matters. (Schedule RR)

         (s) Employee Benefit Plans. Complete and accurate copies of all salary, stock option, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, disability, death benefit or other benefit plans, trust agreements or arrangements of CMG in effect on the date hereof or to become effective after the date thereof, together with copies of any determination letters issued by the Internal Revenue Service with respect thereto. (Schedule SS)

         (t) Insurance Policies. A complete and accurate list (in all material respects) and description of all material insurance policies naming CMG as an insured or beneficiary or as a loss payable payee or for which CMG has paid all or part of the premium in force on the date hereof, specifying any notice or other information possessed by CMG regarding possible laims thereunder, cancellation thereof or premium increases thereon, including any policies now in effect naming CMG as beneficiary covering the business activities of CMG. (Schedule TT)

         (u) Customers. A complete and accurate list (in all material respects) of the customers of CMG, including all presently effective contracts of CMG to be assigned to CMG, accounting for the principle revenues of CMG, indicating the dollar amounts of gross revenues of each such customer for the period ended December 31, 1999. (Schedule UU)

         (v) Licenses and Permits. A complete list of all licenses, permits and other authorizations of CMG. (Schedule VV)


         4.02 Organization, Standing and Power. CMG is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey with all requisite corporate power to own or lease its properties and carry on its business as is now being conducted.

         4.03 Qualification. CMG is duly qualified and licensed as a foreign corporation authorized to do business in each jurisdiction wherein it conducts business operations. Such jurisdictions, which are the only jurisdictions in which CMG is duly qualified and licensed as a foreign corporation, is shown in Schedule OO.

         4.04 Capitalization of CMG. The authorized capital stock of CMG consists of 10,000 shares of Common Stock -- 100 shares of Series A Common Stock and 9,900 shares of Series B non-voting Common Stock -- of which the only shares issued and outstanding are 100 shares of Series A Common Stock issued to the shareholders listed on Schedule HH, which shares were duly authorized, validly issued and fully paid and nonassessable. There are no preemptive rights with respect to the CMG stock.

         4.05 Authority. The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action, including but not limited to duly and validly authorized action and approval by the Board of Directors, on the part of CMG. This Agreement constitutes the valid and binding obligation of CMG , enforceable against it in accordance with its terms, subject to the principles of equity applicable to the availability of the remedy of specific performance. This Agreement has been duly executed by CMG and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of CMG 's Articles of Incorporation or Bylaws or of any other agreement, court order or instrument to which CMG is a party or bound.

         4.06 Absence of Undisclosed Liabilities. CMG has no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which were not reflected on the financial statements set forth in Schedule AA or otherwise disclosed in this Agreement or any of the Schedules or Exhibits attached hereto.

         4.07 Absence of Changes. As of the date of this Agreement, there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or business of CMG, except for changes resulting from completion of those transactions described in Section 5.02.

         4.08 Tax Matters. All taxes and other assessments and levies which CMG is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by CMG in separate bank accounts for such payment or are represented by depository receipts, and all such withholdings and collections and all other payments due in connection therewith (including, without limitation, employment taxes, both the employee's and employer's share) have been paid over to the government or placed in a separate and segregated bank account for such purpose. There are o known deficiencies in income taxes for any periods and further, the representations and warranties as to absence of undisclosed liabilities contained in Section 4.06 includes any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, state, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by CMG income or business prior to the Closing Date.

         4.09 Options, Warrants, etc. Except as otherwise described in Schedule HH, there are no outstanding options, warrants, calls, commitments or agreements of any character to which CMG or its shareholders are a party or by which CMG or its shareholders are bound, or are a party, calling for the issuance of shares of capital stock of CMG or any securities representing the right to purchase or otherwise receive any such capital stock of CMG .

         4.10 Title to Assets. Except for liens set forth in schedule CC, CMG is the sole and unconditional owner of, with good and marketable title to, all the assets and patents listed in the schedules as owned by them and all other property and assets are free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever.

         4.11 Agreements in Force and Effect. Except as set forth in Schedules DD and EE, all material contracts, agreements, plans, promissory notes, mortgages, leases, policies, licenses, franchises or similar instruments to which CMG is a party are valid and in full force and effect on the date hereof, and CMG has not breached any material provision of, and is not in default in any material respect under the terms of, any such contract, agreement, plan, promissory note, mortgage, lease, policy, license, franchise or similar instrument which breach or default would have a material adverse effect upon the business, operations or financial condition of CMG.

         4.12 Legal Proceedings, Etc. Except as set forth in Schedule KK, there are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or, to the knowledge of CMG, threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the assets, properties, business or income of CMG. CMG has substantially complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.

          4.13 Governmental Regulation. To the knowledge of CMG and except as set forth in Schedule KK, CMG is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, operations or financial condition of CMG.

         4.14 Broker and Finders. CMG shall be solely responsible for payment to any broker or finder retained by CMG for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein.

         4.15 Accuracy of Information. No representation or warranty by CMG contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to ARMG pursuant hereto or in connection with the transactions contemplated hereby including without limitation all Schedules and Exhibits hereto) contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

         4.16 Subsidiaries. Except as listed in Schedule PP, CMG does not have any other subsidiaries or own capital stock representing ten percent (10%) or more of the issued and outstanding stock of any other corporation.

         4.17 Consents. Except as listed in Schedule FF, no consent or approval of, or registration, qualification or filing with, any other governmental authority or other person is required to be obtained or accomplished by CMG or any shareholder thereof, in connection with the consummation of the transactions contemplated hereby.

         4.18 Improper Payments. No person acting on behalf of CMG has made any payment or otherwise transmitted anything of value, directly or indirectly, to
(a) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of CMG , or
(b) any political party or any candidate for elective political office, nor has any fund or other asset of CMG been maintained that was not fully and accurately recorded on the books of account of CMG.

         4.19 Copies of Documents. CMG has made available for inspection and copying by ARMG and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all documents which it has filed with any governmental agencies which are material to the terms and conditions contained in this Agreement. Furthermore, all filings by CMG with governmental agencies, including but not limited to the Internal Revenue Service, have contained information which is true and correct in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the financial condition or operations of CMG or adversely affect the objectives of this Agreement.

         4.20 Investment Intent of Shareholders. Each shareholder of CMG represents and warrants to ARMG that the shares of ARMG being acquired pursuant to this Agreement are being acquired for his own account and for investment and not with a view to the public resale or distribution of such shares and further acknowledges that the shares being issued have not been registered under the Securities Act and are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.


                                    ARTICLE 5
                      CONDUCT AND TRANSACTIONS PRIOR TO THE
                        EFFECTIVE TIME OF THE ACQUISITION

         5.01 Conduct and Transactions of ARMG During the period from the date hereof to the date of Closing, ARMG shall:

         (a) Conduct its operations in the ordinary course of business, including but not limited to, paying all obligations as they mature, complying with all applicable tax laws, filing all tax returns required to be filed and paying all taxes due;

         (b) Maintain its records and books of account in a manner that fairly and correctly reflects its income, expenses, assets and liabilities.

         5.02 Conduct and Transactions of CMG. During the period from the date hereof to the date of Closing, CMG shall:

         (a) Obtain an investment letter from each shareholder of CMG in a form substantially like that attached hereto as Exhibit B.

         (b) Conduct the operations of CMG in the ordinary course of business.

         CMG shall not during such period, except in the ordinary course of business, without the prior written consent of ARMG:

         (a) Except as contemplated or required by this Agreement CMG shall not sell, dispose of or encumber any of its properties or assets;

         (b) Declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof;

         (c) Issue, reissue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue or sell, any shares of its capital stock or acquire or agree to acquire any shares of its capital stock;

         (d) Except as otherwise contemplated and required by this Agreement, amend its Articles of Incorporation or merge or consolidate with or into any other corporation or sell ll or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

         (e) Except as otherwise contemplated and required by this Agreement, pay or incur any obligation or liability, direct or contingent, of more than $1,000;

         (f) Incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other party, or make loans or advances to any other party;

         (g)    Make any material change in its insurance coverage;

         (h) Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees; except in accordance with existing employment contracts;

         (i) Enter into any agreement or make any commitment to any labor union or organization;

         (j) Make any material capital expenditures.

         (k) Allow any of the foregoing actions to be taken by any subsidiary of CMG.


                                    ARTICLE 6
                              RIGHTS OF INSPECTION

         6.01 During the period from the date of this Agreement to the date of Closing of the acquisition, ARMG and CMG agree to use their best efforts to give the other party, including its representatives and agents, full access to the premises, books and records of each of the entities, and to furnish the other with such financial and operating data and other information including, but not limited to, copies of all legal documents and instruments referred to on any schedule or exhibit hereto, with respect to the business and properties of ARMG or CMG, as the case may be, as the other shall from time to time request; provided, however, if there are any such investigations: (1) they shall be conducted in such manner as not to unreasonably interfere with the operation of the business of the other parties and (2) such right of inspection shall not affect in any way whatsoever any of the representations or warranties given by the respective parties hereunder. In the event of termination of this Agreement, ARMG and CMG will each return to the other all documents, work papers and other materials obtained from the other party in connection with the transactions contemplated hereby, and will take such other steps necessary to protect the confidentiality of such material.


                                    ARTICLE 7
                              CONDITIONS TO CLOSING

         7.01 Conditions to Obligations of CMG. The obligation of CMG to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by CMG .

         (a) Representations and Warranties. There shall be no information disclosed in the schedules delivered by ARMG which in the opinion of CMG would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement. The representations and warranties of ARMG set forth in Article 3 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

         (b) Performance of Obligations. ARMG shall have in all material respect performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and ARMG shall have complied in all material respects with the course of conduct required by this Agreement.

         (c) Corporate Action. ARMG shall have furnished minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to counsel for CMG that ARMG has submitted with this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

         (d) Consents. Execution of this Agreement by the shareholders of CMG and any consents necessary for or approval of any party listed on any Schedule delivered by ARMG whose consent or approval is required pursuant thereto shall have been obtained.

         (e) Statutory Requirements. All statutory requirements for the valid consummation by ARMG of the transactions contemplated by this Agreement shall have been fulfilled.

         (f) Governmental Approval. All authorizations, consents, approvals, permits and orders of all federal and state governmental agencies required to be obtained by ARMG for consummation of the transactions contemplated by this Agreement shall have been obtained.

         (g) Changes in Financial Condition of ARMG. There shall not have occurred any material adverse change in the financial condition or in the operations of the business of ARMG, except expenditures in furtherance of this Agreement.

         (h) Absence of Pending Litigation. ARMG is not engaged in or threatened with any suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement or the consummation of the transactions contemplated hereunder.

         (i) Authorization for Issuance of Stock. CMG shall have received in form and substance satisfactory to counsel for CMG a letter instructing and authorizing the Registrar and Transfer Agent for the shares of ARMG Preferred Stock of ARMG to issue stock certificates representing ownership of ARMG Preferred Stock to CMG shareholders in accordance with the terms of this Agreement and a letter from said Registrar and Transfer Agent acknowledging receipt of the letter of instruction and stating to the effect that the Registrar and Transfer Agent holds adequate supplies of stock certificates necessary to comply with the letter of instruction and the terms and conditions of this Agreement.

         7.02 Conditions to Obligations of ARMG. The obligation of ARMG to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by ARMG.

         (a) Representations and Warranties. There shall be no information disclosed in the schedules delivered by CMG, which in the opinion of ARMG, would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement. The representations and warranties of CMG set forth in Article 4 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

         (b) Performance of Obligations. CMG shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and CMG shall have complied in all respects with the course of conduct required by this Agreement.

         (c) Corporate Action. CMG shall have furnished minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to Counsel for ARMG that CMG has submitted with this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

         (d) Consents. Any consents necessary for or approval of any party listed on any Schedule delivered by CMG, whose consent or approval is required pursuant thereto, shall have been obtained.

         (e) Financial Statements. ARMG shall have been furnished with unaudited financial statements from inception through March 31, 2000.

         (f) Statutory Requirements. All statutory requirements for the valid consummation by CMG of the transactions contemplated by this Agreement shall have been fulfilled.

         (g) Governmental Approval. All authorizations, consents, approvals, permits and orders of all federal and state governmental agencies required to be obtained by CMG for consummation of the transactions contemplated by this Agreement shall have been obtained.

         (h) Employment Agreements. Existing CMG employment agreements will have been delivered to counsel for ARMG.

         (i) Changes in Financial Condition of CMG. There shall not have occurred any material adverse change in the financial condition or in the operations of the business of CMG, except expenditures in furtherance of this Agreement.

         (j) Absence of Pending Litigation. CMG is not engaged in or threatened with any suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement or the consummation of the transactions contemplated hereunder.

         (k) Shareholder Approval. The CMG shareholders shall have approved the Agreement and Plan of Reorganization.


                                    ARTICLE 8
                          MATTERS SUBSEQUENT TO CLOSING

         8.01 Covenant of Further Assurance. The parties covenant and agree that they shall, from time to time, execute and deliver or cause to be executed and delivered all such further instruments of conveyance, transfer, assignments, receipts and other instruments, and shall take or cause to be taken such further or other actions as the other party or parties to this Agreement may reasonably deem necessary in order to carry out the purposes and intent of this Agreement.

         8.02 Assumption of Outstanding Options. ARMG shall agree to honor the outstanding CMG stock options as disclosed on Schedule JJ on the same terms as the option holder received from CMG. The holders of these CMG options will be entitled to exercise the CMG options to obtain shares of ARMG restricted common stock on a one share for one share basis.

         8.03 Bonus and Incentive Compensation Plan. ARMG shall agree to issue, as incentive compensation, restricted ARMG common stock to certain key employees and management of CMG, as set forth in Schedule JJ, on terms to be mutually agreed upon by the parties in the future.

         8.04 Health Insurance and Other Benefits. CMG employees shall be allowed to participate in all benefit plans offered by ARMG to its employees, if any, including health insurance, retirement benefits, etc., on the same terms as such plans are offered to current ARMG employees.

         8.05 Employment Agreements. CMG has certain employment agreements as set forth in Schedule WW which will be guaranteed by ARMG.


                                    ARTICLE 9
                     NATURE AND SURVIVAL OF REPRESENTATIONS

         9.01 All statements contained in any written certificate, schedule, exhibit or other written instrument delivered by ARMG or CMG pursuant hereto, or otherwise adopted by ARMG, by its written approval, or by CMG by its written approval, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by ARMG or CMG as the case may be. All representations, warranties and agreements made by either party shall survive for the period of the applicable statute of limitations and until the discovery of any claim, loss, liability or other matter based on fraud, if longer.


                                   ARTICLE 10
           TERMINATION OF AGREEMENT AND ABANDONMENT OF REORGANIZATION

         10.01 Termination. Anything herein to the contrary notwithstanding, this Agreement and any agreement executed as required hereunder and the acquisition contemplated hereby may be terminated at any time before the Closing as follows:

         (a) By mutual written consent of the Boards of Directors of ARMG and CMG.

         (b) By the Board of Directors of ARMG if any of the conditions set forth in Section 7.02 shall not have been satisfied by the Closing Date.

         (c) By the Board of Directors of CMG if any of the conditions set forth in Section 7.01 shall not have been satisfied by the Closing Date.


         10.02 Termination of Obligations and Waiver of Conditions; Payment of Expenses. In the event this Agreement and the acquisition are terminated and abandoned pursuant to this Article 10 hereof, this Agreement shall become void and of no force and effect and there shall be no liability on the part of any of the parties hereto, or their respective directors, officers, shareholders or controlling persons to each other. Each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and any of the documents evidencing the transactions contemplated hereby, including fees, expenses and disbursements of counsel.


                                   ARTICLE 11
                      EXCHANGE OF SHARES; FRACTIONAL SHARES

         11.01 Exchange of Shares. At the Closing, ARMG shall issue a letter to the transfer agent of ARMG with a copy of the resolution of the Board of Directors of ARMG authorizing and directing the issuance of ARMG shares as set forth on Exhibit A to this Agreement.

         11.02 Restrictions on Shares Issued to CMG. Due to the fact that CMG will receive shares of ARMG Preferred Stock in connection with the acquisition which have not been registered under the 1933 Act by virtue of the exemption provided in Section 4(2) of such Act, those shares of ARMG will contain the following legend:
         "The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be sold or offered for sale in the absence of an effective Registration Statement for the shares under the Securities Act of 1933 or an opinion of counsel to the Corporation that such registration is required."


                                   ARTICLE 12
                          PIGGYBACK REGISTRATION RIGHTS

         12.01 Piggyback Registration Rights. ARMG shall advise the Shareholders of warrants and/or shares of ARMG restricted Preferred Stock which were issued pursuant this Agreement (the "Shares"), by written notice, at least fifteen days prior to filing, at any time on or after the Closing Date, of any registration statement or post-effective amendment thereto under the Securities Act of 1933 covering common stock or equivalents thereof of ARMG (except on Form S-4 or Form S-8 or any successor form) and will, upon the request of such holders, provided that such holders shall furnish ARMG with appropriate information (relating to intentions of such holders) in connection therewith as ARMG shall request in writing, and without any charge to such holders, include in any such post-effective amendment or registration statement such information as may be required to permit a public offering of the Shares; provided that the aggregate offering value of the Shares to be registered is reasonably anticipated to equal at least $100,000. ARMG shall supply reasonable quantities of prospectuses, qualify the Shares for sale in such jurisdictions as such holders may reasonably designate and furnish indemnification in the manner set forth in Article 12.02 hereof. Such holder shall furnish information and indemnification as set forth in Article 12.02 hereof. If the underwriter, or the individuals designated by ARMG to sell securities pursuant to the registration statement advise ARMG in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such registration, ARMG will include in such registration (i) first, the securities ARMG proposes to sell, (ii) second, the Shares requested to be included in such registration, pro rata among the holders of such Shares on the basis of the Shares to be offered by such holders, and (iii) third, other securities requested to be included in such registration.

         12.02 Obligations Relating to Registration. The following provisions of this Article12 shall also be applicable:

         (a) Except as otherwise provided in this Article 12, or as may be contrary to federal or state securities laws, ARMG shall seek to register all of the Shares issued pursuant to this Agreement in its next registration statement.

         (b) The responsibility of ARMG, pursuant to this Article 12, to register the Shares issued pursuant to this Agreement shall expire two years from the Closing Date so long as ARMG acts in good faith to include in any registration statement it may file within two years from the Closing Date all shares requested to be registered by Shareholders.

         (c) ARMG and all holders requesting registration of Shares pursuant to
Article 12.01 shall enter into such customary agreements (including underwriting agreements in customary form) as are reasonably necessary to expedite or facilitate the disposition of Shares.

         (d) ARMG shall indemnify and hold harmless each Shareholder requesting registration and each underwriter within the meaning of the Securities Act of 1933, who may purchase from or sell for any such holder the shares from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement under the Securities Act or any prospectus included therein required to be filed or furnished by reason of this Article 12 or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished in writing or required to be furnished to the Company by such holder or underwriter expressly for use therein, which indemnification shall include each person, if any, who controls any such holder or underwriter unless such holder or underwriter shall indemnify ARMG, its directors, each officer signing the related registration statement and each person, if any, who controls ARMG within the meaning of the Securities Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in any registration statement or any prospectus required to be filed or furnished by reason of this Article 12 or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished in writing or required to be furnished to ARMG by such holder or underwriter expressly for use therein; provided that the aggregate liability of any holder pursuant to this
Article 12.02(b) shall not exceed the total aggregate amount of the net proceeds to be received by such holder from the sale of Shares to be registered.

         (e) Each indemnified party shall give written notice to each indemnifying party of any action, litigation or proceeding commenced against it with respect to which indemnity may be sought hereunder, but failure so to notify an indemnifying party shall not relieve it from any liability which it may have on account of this indemnity agreement or otherwise unless such indemnifying party shall sustain the burden of proving that it has been prejudiced in a material respect of such failure. An indemnifying party may participate at its own expense in the defense of such action, litigation or proceeding. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party (jointly with any other indemnifying parties receiving such notice) may assume the defense of such action, litigation or proceeding with counsel chosen by it (jointly with such other indemnifying parties) and reasonably satisfactory to the indemnified parties defendant in such action, litigation or proceeding. If an indemnified party assumes the defense of such action, litigation or proceeding, such indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified parties defendant in such action, litigation or proceeding incurred thereafter in connection therewith. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized by the indemnifying parties, (ii) the indemnified party shall have been advised by its counsel that there may be a conflict of interest between the indemnifying parties and the indemnified party in the conduct of the defense of such action (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. In no event, however, shall the indemnifying parties be liable for the fees and expenses of more than one counsel for all indemnifying parties liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action, litigation or proceeding, or in connection with separate but similar or related actions, litigations or proceedings in the same jurisdiction arising out of the same general allegations or circumstances. The indemnifying party shall not be liable for any settlement of any such action, litigation or proceeding effected without its written consent, but if any such action, litigation or proceeding is settled with the written consent of the indemnifying party or if there is a final judgment for the plaintiff in any such action, litigation or proceeding, the indemnifying party shall indemnify and hold any indemnified party harmless from and against any loss or liability by reason of such settlement or judgment.

         (f) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for above is due in accordance with its terms but is for any reason held by a court to be unavailable, ARMG, each such holder and each such underwriter shall contribute to the aggregate losses, claims, damages and liabilities in a manner that is fair and equitable in accordance with the relative fault of such party. In no case, however, shall ARMG, holder or underwriter be responsible for any amount in excess of the net proceeds to him or it from the public offering as disclosed in the prospectus for such offering. No party shall be liable for contribution with respect to any action or claim settled without its consent.

         (g) Neither the giving of any notice by the holder nor the making of any request for prospectuses shall impose upon the holder making such request any obligation to sell any shares or exercise any warrants.

         12.03 Obligation to Continue. The agreements of ARMG in this Article 12 with respect to the warrants and/or the shares shall continue in effect regardless o the exercise or surrender of the warrants.


                                   ARTICLE 13
                                  MISCELLANEOUS

         13.01 Construction. This Agreement shall be construed and enforced in accordance with the laws of the State of Florida excluding the conflicts of laws.

         13.02 Notices. All notices necessary or appropriate under this Agreement shall be effective when personally delivered or deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, and addressed to the parties last known address, or by facsimile transmission. The parties current addresses and facsimile numbers are as follows:

         If to "ARMG"                       If to "CMG "

         ARMG Corporation                     Comprehensive Medical Group, Ltd.
         Attn: Ronald Wilheim                 Attn: James H. Clingham
         4700 Ashwood Drive- Suite 300        32 Nassau Street, 2nd Floor
         Cincinnati, OH 45241                 Princeton, New Jersey 08822
         Fax: 513-530-1698                    Fax: 609-924-4442

         With copies to:

         Edward H. Burnbaum, Esq.
         Novack Burnbaum Crystal LLP
         300 East 42nd Street
         New York, New York 10017
         Fax:  (212) 986-2907

         13.03 Amendment and Waiver. The parties hereby may, by mutual agreement in writing signed by each party, amend this Agreement in any respect. Any term or provision of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof, such waiver right shall include, but not be limited to, the right of either party to:

         a) Extend the time for the performance of any of the obligations of the other;

         (b) Waive any inaccuracies in representations by the other contained in this Agreement or in any document delivered pursuant hereto;

         (c) Waive compliance by the other with any of the covenants contained in this Agreement, and performance of any obligations by the other; and

         (d) Waive the fulfillment of any condition that is precedent to the performance by the party so waiving of any of its obligations under this Agreement. Any writing on the part of a party relating to such amendment, extension or waiver as provided in this Section 13.03 shall be valid if authorized or ratified by the Board of Directors of such party.

         13.04 Remedies not Exclusive. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by ARMG or CMG shall not constitute a waiver of the right to pursue other available remedies.

         13.05 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         13.06 Benefit. This Agreement shall be binding upon, and inure to the benefit of, the respective successors and assigns of ARMG and CMG and its shareholders.

         13.07 Entire Agreement. This Agreement and the Schedules and Exhibits attached hereto, represent the entire agreement of the undersigned regarding the subject matter hereof, and supersedes all prior written or oral understandings or agreements between the parties.

         13.08 Each Party to Bear its Own Expense. ARMG and CMG shall each bear their own respective expenses incurred in connection with the negotiation, execution, closing, and performance of this Agreement, including counsel fees and accountant fees.

         13.09 Captions and Section Headings. Captions and section headings used herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.


               THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK


                       DATED this 25th day of July, 2000.

"ARMG"                                         "CMG "

American Risk Management Group, Inc.           Comprehensive Medical Group, Ltd.
a Florida corporation                          a New Jersey corporation



By:                                            By:
   ----------------------------------             ------------------------------
            Ron Wilheim                                James H. Clingham, CEO


         The undersigned hereby approves the Agreement and Plan of Reorganization with American Risk Management Group, Inc.. The undersigned hereby represents and warrants that the undersigned has read the Agreement and Plan of Reorganization with American Risk Management Group, Inc., and understands its terms and conditions.

Shareholders of Comprehensive Medical Group, Ltd.


---------------------------------------     ------------------------------------
         James H. Clingham                                The August Group



---------------------------------------
         Owatz Holding Group, LLC

                                    EXHIBIT A



           Name of                                                    Number of
         SHAREHOLDER                                                   SHARES
         -----------                                                   ------

         James H. Clingham                                              300,000
         11 Blackwell Road
         Flemington, New Jersey 08822



         The August Group                                             1,350,000
         55 Atlantic Avenue
         Lynbrook, New York 11563
         Attention: Shaya Ostrow


         OWATZ Holding Group, LLC                                     1,350,000
         3315 Avenue L
         Brooklyn, New York 11210

                                    EXHIBIT B


                                LOCKUP AGREEMENT


         In connection with the Agreement and Plan of Reorganization between Comprehensive Medical Group, Ltd., ("CMG") and American Risk Management Group, Inc., ("ARMG"), dated July _24, 2000, CMG shareholders are to receive 3,000,000 shares of ARMG restricted Preferred Convertible Series A stock ("Preferred Stock"). All of the 3,000,000 shares are subject this Lock-up Agreement. The Board of Directors of CMG does hereby agree that the 3,000,000 shares of Preferred Stock will be subject to this Lock-up Agreement as set forth below:

         o During the first six months following the Closing Date (as defined in the Agreement and Plan of Reorganization), all 3,000,000 shares of Preferred Stock will be subject to this Lock-up Agreement;

         o Following the first six months, but prior to the expiration of twelve months from the Closing Date, 1,000,000 shares of Preferred Stock will no longer be subject to this Lock-up Agreement;

         o Following the expiration of the first twelve months, but prior to the expiration of eighteen months from the Closing Date, an additional 1,000,000 shares of Preferred Stock will no longer be subject to this Lock-up Agreement; and

         o Following the expiration of the first eighteen months from the Closing Date, the remaining 1,000,000 shares of Preferred Stock shall no longer be subject to this Lock-up Agreement.

         The Board of Directors of CMG does hereby agree that during the respective periods of this Lock-up Agreement, as discussed above, neither CMG, nor any CMG shareholder, entity controlled by CMG or a CMG shareholder, or anyone else receiving any of the Preferred Stock will sell, contract to sell or make any other disposition of, or grant any purchase option for the sale of, any shares of Preferred Stock, directly or indirectly, whether or not any of the above named individuals o entities disclaim beneficial ownership of such shares of Preferred Stock, except for bona fide gifts to persons who deliver a certificate to ARMG, without first obtaining the prior written consent of ARMG, except in compliance with this Lock-up Agreement.

         Upon expiration of the lock-up periods discussed herein, the shares will be transferrable subject to all applicable state and federal securities laws.

         IN WITNESS WHEREOF, this Certificate is signed this _____ day of , 2000. ----------




                                             -----------------------------------
                                             By:
                                             Title:




Acknowledged and accepted:


---------------------------------
By:
American Risk Management Group, Inc.